Exhibit 5.1

[THOMPSON HINE LLP LETTERHEAD]

November 21, 2013

Cache, Inc.

1440 Broadway

New York, NY  10018

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cache, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission on the date hereof a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, by certain selling stockholders of 3,559,803 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share.  The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement, as supplemented by one or more supplements to the prospectus (the “Prospectus”).

In rendering these opinions, we have examined the Registration Statement, the Prospectus and such other records, instruments and documents as we have deemed advisable in order to render these opinions.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon and subject to the foregoing examination, we are of the opinion that the Shares to be offered by the selling stockholders have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion is limited to the specific matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you with respect to any changes in such laws, rules, regulations or judicial decisions that may occur after the date of this opinion.

We hereby consent to being named in the Registration Statement and in the Prospectus as counsel for the Company who has opined as to the legality of the Shares that are the subject of the Registration Statement.  We further consent to the use and filing of this opinion letter in connection with the Registration Statement and the Prospectus; provided that, in giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP